Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2023

Highlights of Ameris's results for the second quarter of 2023 include the following:

  Net income of $62.6 million, or $0.91 per diluted share
  Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 2.01%
  Growth in tangible book value(1) of $0.63 per share, or 8.2% annualized, to $31.42 at June 30, 2023
  Increase in the allowance for credit losses to 1.33% of loans, from 1.21% at March 31, 2023, due to forecasted economic conditions, particularly related to commercial real estate price levels
  Adjusted efficiency ratio(1) of 53.41%, compared with 53.66% in the second quarter of last year
  Nonperforming assets, excluding government-guaranteed loans, as a percentage of total assets improved three basis point to 0.30% at June 30, 2023, compared with 0.33% at March 31, 2023
  Net interest margin of 3.60% for the second quarter of 2023
  Organic growth in loans of $473.9 million, or 9.5% annualized
  Growth in total deposits of $545.7 million or 11.0% annualized
  TCE ratio(1) of 8.80%, compared with 8.55% at March 31, 2023 and 8.58% one year ago

ATLANTA, July 27, 2023 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $62.6 million, or $0.91 per diluted share, for the quarter ended June 30, 2023, compared with $90.1 million, or $1.30 per diluted share, for the quarter ended June 30, 2022. Included in the Company's second quarter results was a $45.5 million provision for credit losses related to the updated economic forecast, compared with $14.9 million in the second quarter of last year.

For the year-to-date period ending June 30, 2023, the Company reported net income of $123.1 million, or $1.78 per diluted share, compared with $171.8 million, or $2.47 per diluted share, for the same period in 2022. The year-to-date period ending June 30, 2023 included a provision for credit losses of $95.2 million, compared with $21.2 million for the same period in 2022. The year-to-date period ending June 30, 2022 included a recovery of servicing right impairment $20.5 million, with no such recovery in the same period in 2023.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "We are pleased with our second quarter financial results. We continue to operate at a PPNR ROA above 2% with an efficiency ratio of 53.4%, while growing tangible book value by over 8% annualized. We increased our allowance for credit losses to 1.33% of loans, all due to the economic modeling forecast. Our credit metrics improved this quarter such that nonperforming assets now represent only 0.30% of total assets. We also grew core deposits in one of the most competitive margin scenarios imaginable. The diversification in our loan portfolio, combined with the core funding of our liabilities and our multiple revenue streams, gives us momentum as we move into the second half of 2023."

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) was $210.5 million in the second quarter of 2023, a decrease of $2.1 million, or 1.0%, from last quarter and an increase of $18.2 million, or 9.4%, compared with the second quarter of 2022. The Company's net interest margin was 3.60% for the second quarter of 2023, down from 3.76% reported for the first quarter of 2023 and 3.66% reported for the second quarter of 2022. The decrease in net interest margin this quarter is primarily attributable to rising deposit costs in the current interest rate environment.

Yields on earning assets increased 27 basis points during the quarter to 5.52%, compared with 5.25% in the first quarter of 2023, and increased 164 basis points from 3.88% in the second quarter of 2022. Yields on loans increased to 5.66% during the second quarter of 2023, compared with 5.44% for the first quarter of 2023 and 4.32% for the second quarter of 2022.

Loan production in the banking division during the second quarter of 2023 was $544.3 million, with weighted average yields of 9.35%, compared with $563.0 million and 8.72%, respectively, in the first quarter of 2023 and $1.07 billion and 5.24%, respectively, in the second quarter of 2022. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.7 billion during the second quarter of 2023, with weighted average yields of 6.83%, compared with $3.4 billion and 6.57%, respectively, during the first quarter of 2023 and $5.3 billion and 4.29%, respectively, during the second quarter of 2022.

The Company's total cost of funds was 2.05% in the second quarter of 2023, an increase of 46 basis points compared with the first quarter of 2023. Deposit costs increased 63 basis points during the second quarter of 2023 to 1.76%, compared with 1.13% in the first quarter of 2023. Costs of interest-bearing deposits increased during the quarter from 1.82% in the first quarter of 2023 to 2.64% in the second quarter of 2023, reflecting a shift in mix to CDs in the rising rate environment.

Noninterest Income

Noninterest income increased $11.3 million, or 20.2%, in the second quarter of 2023 to $67.3 million, compared with $56.1 million for the first quarter of 2023, primarily as a result of increased mortgage banking activity, which increased by $9.4 million, or 29.8%, to $40.7 million in the second quarter of 2023, compared with $31.4 million for the first quarter of 2023. Gain on sale spreads increased to 2.18% in the second quarter of 2023 from 1.96% for the first quarter of 2023. Total production in the retail mortgage division increased $386.4 million, or 40.8%, to $1.33 billion in the second quarter of 2023, compared with $946.4 million for the first quarter of 2023. The retail mortgage open pipeline was $652.1 million at the end of the second quarter of 2023, compared with $725.9 million for the first quarter of 2023. Other noninterest income increased $1.6 million, or 12.5%, in the second quarter of 2023, compared with $12.7 million for the first quarter of 2023, primarily resulting from an increase in gain on sale of SBA loans of $880,000 and a gain on debt redemption of $1.0 million.

Noninterest Expense

Noninterest expense increased $9.0 million, or 6.4%, to $148.4 million during the second quarter of 2023, compared with $139.4 million for the first quarter of 2023. The increase in noninterest expenses was driven by a decrease in deferred loan origination costs of $2.5 million, a $2.2 million increase in variable compensation related to mortgage production and a $3.1 million increase in fraud/forgery and litigation resolution expenses. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) increased to 53.41% in the second quarter of 2023, compared with 51.99% in the first quarter of 2023.

Income Tax Expense

The Company's effective tax rate for the second quarter of 2023 was 24.5%, compared with 23.1% for the first quarter of 2023. The increased rate for the second quarter of 2023 was primarily a result of increased permanent differences related to nondeductible compensation and FDIC insurance premiums and a reduction in tax benefits related to stock compensation vesting, compared with the first quarter of 2023.

Balance Sheet Trends

Total assets at June 30, 2023 were $25.80 billion, compared with $25.05 billion at December 31, 2022. Cash and cash equivalents increased 18.0% to $1.32 billion at June 30, 2023, compared with $1.12 billion at December 31, 2022. Debt securities available-for-sale decreased to $1.46 billion, compared with $1.50 billion at December 31, 2022. Loans, net of unearned income, increased $616.5 million, or 6.3% annualized, to $20.47 billion at June 30, 2023, compared with $19.86 billion at December 31, 2022. Loans held for sale decreased slightly to $391.5 million at June 30, 2023 from $392.1 million at December 31, 2022.

Investment securities remained consistent at $1.60 billion, or 6.8% of earning assets at the end of the second quarter of 2023, compared with $1.63 billion, or 7.2% of earning assets at December 31, 2022. This compares with $1.16 billion, or 5.5% of earning assets at the end of the second quarter of 2022. The Company did not deploy excess liquidity into the securities portfolio until after rates began rising during 2022; as a result, the unrealized loss position in the Company's available-for-sale securities portfolio remains modest at just 4.2% of the portfolio.

At June 30, 2023, total deposits amounted to $20.44 billion, compared with $19.46 billion at December 31, 2022. During the second quarter of 2023, deposits grew $545.7 million, with interest bearing demand accounts increasing $358.0 million, retail CDs increasing $268.6 million and brokered CDs increasing $357.8 million, with such increases offset in part by a $591.0 million decrease in noninterest bearing accounts. Due to the increased interest rate environment, the Company continued to see the shift of customer deposits from noninterest bearing accounts into interest bearing accounts, such that at June 30, 2023, noninterest bearing deposit accounts represented $6.71 billion, or 32.8% of total deposits, compared with $7.93 billion, or 40.7% of total deposits, at December 31, 2022.

During the second quarter of 2023, utilizing existing liquidity, the Company reduced borrowings with the FHLB by $875.0 million and redeemed $9.5 million in principal amount, at a discount, of its 4.25% Fixed-to-Floating Rate Subordinated Notes Due 2029.

Shareholders' equity at June 30, 2023 totaled $3.28 billion, an increase of $87.2 million, or 2.7%, from December 31, 2022. The increase in shareholders' equity was primarily the result of earnings of $123.1 million during the first six months of 2023, partially offset by dividends declared, share repurchases and an increase in other comprehensive loss of $4.1 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $1.50 per share, or 10.1% annualized, during the first six months of 2023 to $31.42 at June 30, 2023. The Company recorded dilution of $0.06 per share, or 0.2%, to tangible book value(1) from other comprehensive loss related to the increase in net unrealized losses on the securities portfolio during this same period. Tangible common equity as a percentage of tangible assets was 8.80% at June 30, 2023, compared with 8.67% at the end of 2022.

Credit Quality

Credit quality remains strong in the Company. During the second quarter of 2023, the Company recorded a provision for credit losses of $45.5 million, compared with a provision of $49.7 million in the first quarter of 2023. The second quarter provision was primarily attributable to the updated economic forecast and loan growth of $473.9 million during the quarter. Nonperforming assets as a percentage of total assets were down four basis points to 0.57% during the quarter. Approximately $69.7 million, or 47.6%, of the nonperforming assets at June 30, 2023 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets improved three basis points to 0.30% at June 30, 2023, compared with 0.33% at the first quarter of 2023. The net charge-off ratio was 28 basis points for the second quarter of 2023, compared with 22 basis points in the first quarter of 2023.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, July 28, 2023, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-888-550-5279. The conference call access code is 9375737. A replay of the call will be available one hour after the end of the conference call until August 11, 2023. To listen to the replay, dial 1-800-770-2030. The conference replay access code is 9375737. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP financial measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
EARNINGS
Net income	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 123,056	$ 171,764
Adjusted net income(1)	$ 62,635	$ 59,935	$ 81,086	$ 91,817	$ 81,473	$ 122,570	$ 156,512

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 0.91	$ 0.87	$ 1.19	$ 1.34	$ 1.30	$ 1.78	$ 2.48
Diluted	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.78	$ 2.47
Adjusted diluted EPS(1)	$ 0.91	$ 0.86	$ 1.17	$ 1.32	$ 1.18	$ 1.77	$ 2.25
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.30	$ 0.30
Book value per share (period end)	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 47.51	$ 44.31
Tangible book value per share (period end)(1)	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 31.42	$ 27.89
Weighted average number of shares
Basic	68,989,549	69,171,562	69,138,431	69,124,855	69,136,046	69,084,746	69,246,084
Diluted	69,034,763	69,322,664	69,395,224	69,327,414	69,316,258	69,191,512	69,484,508
Period end number of shares	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,139,783	69,360,461
Market data
High intraday price	$ 37.18	$ 50.54	$ 54.24	$ 50.94	$ 46.28	$ 50.54	$ 55.62
Low intraday price	$ 28.33	$ 34.28	$ 44.61	$ 38.22	$ 39.37	$ 28.33	$ 39.37
Period end closing price	$ 34.21	$ 36.58	$ 47.14	$ 44.71	$ 40.18	$ 34.21	$ 40.18
Average daily volume	$ 475,198	$ 452,242	$ 340,890	$ 346,522	$ 446,121	$ 463,720	458,990

PERFORMANCE RATIOS
Return on average assets	0.98%	0.98%	1.34%	1.56%	1.54%	0.98%	1.48%
Adjusted return on average assets(1)	0.98%	0.97%	1.32%	1.54%	1.40%	0.97%	1.35%
Return on average common equity	7.63%	7.54%	10.30%	11.76%	11.87%	7.58%	11.47%
Adjusted return on average tangible common equity(1)	11.53%	11.41%	15.78%	18.33%	17.18%	11.47%	16.79%
Earning asset yield (TE)	5.52%	5.25%	4.91%	4.37%	3.88%	5.38%	3.72%
Total cost of funds	2.05%	1.59%	0.94%	0.42%	0.22%	1.82%	0.22%
Net interest margin (TE)	3.60%	3.76%	4.03%	3.97%	3.66%	3.68%	3.51%
Efficiency ratio	53.60%	52.08%	49.57%	50.15%	51.67%	52.85%	53.49%
Adjusted efficiency ratio (TE)(1)	53.41%	51.99%	49.61%	50.12%	53.66%	52.72%	55.26%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.73%	12.47%	12.76%	13.10%	12.97%	12.73%	12.97%
Tangible common equity to tangible assets(1)	8.80%	8.55%	8.67%	8.75%	8.58%	8.80%	8.58%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,069	2,093	2,079	2,071	2,050	2,069	2,050
Retail Mortgage Division	613	630	633	671	712	613	712
Warehouse Lending Division	8	8	8	9	9	8	9
SBA Division	35	39	39	40	36	35	36
Premium Finance Division	76	78	76	77	78	76	78
Total Ameris Bancorp FTE headcount	2,801	2,848	2,835	2,868	2,885	2,801	2,885

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$ 124,653	$ 121,326	$ 118,675	$ 118,701	$ 120,030	$ 124,653	$ 120,030

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
Interest income
Interest and fees on loans	$ 292,012	$ 271,964	$ 250,263	$ 216,400	$ 190,740	$ 563,976	$ 368,306
Interest on taxable securities	15,915	14,300	13,029	10,324	7,064	30,215	11,303
Interest on nontaxable securities	339	339	358	363	269	678	455
Interest on deposits in other banks	13,686	9,113	9,984	7,188	4,463	22,799	5,836
Interest on federal funds sold	—	—	8	27	32	—	42
Total interest income	321,952	295,716	273,642	234,302	202,568	617,668	385,942

Interest expense
Interest on deposits	88,087	53,182	33,071	14,034	4,908	141,269	9,000
Interest on other borrowings	24,325	30,882	16,434	7,287	6,296	55,207	13,034
Total interest expense	112,412	84,064	49,505	21,321	11,204	196,476	22,034

Net interest income	209,540	211,652	224,137	212,981	191,364	421,192	363,908

Provision for loan losses	43,643	49,376	24,648	17,469	13,227	93,019	10,493
Provision for unfunded commitments	1,873	346	8,246	192	1,779	2,219	10,788
Provision for other credit losses	—	7	(4)	(9)	(82)	7	(126)
Provision for credit losses	45,516	49,729	32,890	17,652	14,924	95,245	21,155
Net interest income after provision for credit losses	164,024	161,923	191,247	195,329	176,440	325,947	342,753

Noninterest income
Service charges on deposit accounts	11,295	10,936	11,125	11,168	11,148	22,231	22,206
Mortgage banking activity	40,742	31,392	22,855	40,350	58,761	72,134	121,699
Other service charges, commissions and fees	975	971	968	970	998	1,946	1,937
Gain (loss) on securities	(6)	6	3	(21)	248	—	221
Other noninterest income	14,343	12,745	13,397	12,857	12,686	27,088	24,689
Total noninterest income	67,349	56,050	48,348	65,324	83,841	123,399	170,752

Noninterest expense
Salaries and employee benefits	81,336	80,910	75,196	78,697	81,545	162,246	165,826
Occupancy and equipment	12,522	12,986	12,905	12,983	12,746	25,508	25,473
Data processing and communications expenses	13,451	13,034	12,486	12,015	12,155	26,485	24,727
Credit resolution-related expenses(1)	848	435	372	126	496	1,283	(469)
Advertising and marketing	2,627	3,532	3,818	3,553	3,122	6,159	5,110
Amortization of intangible assets	4,688	4,706	4,709	4,710	5,144	9,394	10,325
Merger and conversion charges	—	—	235	—	—	—	977
Other noninterest expenses	32,931	23,818	25,340	27,494	26,988	56,749	54,047
Total noninterest expense	148,403	139,421	135,061	139,578	142,196	287,824	286,016

Income before income tax expense	82,970	78,552	104,534	121,075	118,085	161,522	227,489
Income tax expense	20,335	18,131	22,313	28,520	28,019	38,466	55,725
Net income	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 123,056	$ 171,764

Diluted earnings per common share	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.78	$ 2.47

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2023	2023	2022	2022	2022
Assets
Cash and due from banks	$ 284,552	$ 266,400	$ 284,567	$ 269,193	$ 345,627
Federal funds sold and interest-bearing deposits in banks	1,034,578	1,754,453	833,565	1,061,975	1,961,209
Debt securities available-for-sale, at fair value	1,460,356	1,496,836	1,500,060	1,255,149	1,052,268
Debt securities held-to-maturity, at amortized cost	142,513	134,175	134,864	130,214	111,654
Other investments	109,656	146,715	110,992	60,560	49,500
Loans held for sale	391,472	395,096	392,078	297,987	555,665

Loans, net of unearned income	20,471,759	19,997,871	19,855,253	18,806,856	17,561,022
Allowance for credit losses	(272,071)	(242,658)	(205,677)	(184,891)	(172,642)
Loans, net	20,199,688	19,755,213	19,649,576	18,621,965	17,388,380

Other real estate owned	6,170	1,502	843	843	835
Premises and equipment, net	218,662	218,878	220,283	222,694	224,249
Goodwill	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056
Other intangible assets, net	96,800	101,488	106,194	110,903	115,613
Cash value of bank owned life insurance	391,483	389,201	388,405	386,533	384,862
Other assets	449,042	412,781	416,213	372,570	474,552
Total assets	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470

Liabilities
Deposits
Noninterest-bearing	$ 6,706,897	$ 7,297,893	$ 7,929,579	$ 8,343,200	$ 8,262,929
Interest-bearing	13,736,228	12,599,562	11,533,159	11,123,719	11,422,053
Total deposits	20,443,125	19,897,455	19,462,738	19,466,919	19,684,982
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	953
Other borrowings	1,536,989	2,401,327	1,875,736	725,664	425,592
Subordinated deferrable interest debentures	129,319	128,820	128,322	127,823	127,325
Other liabilities	406,555	407,587	389,090	374,181	375,242
Total liabilities	22,515,988	22,835,189	21,855,886	20,694,587	20,614,094

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,515	72,484	72,264	72,247	72,251
Capital stock	1,939,865	1,937,664	1,935,211	1,932,906	1,931,088
Retained earnings	1,414,742	1,362,512	1,311,258	1,239,477	1,157,359
Accumulated other comprehensive income (loss), net of tax	(50,618)	(35,581)	(46,507)	(50,734)	(12,635)
Treasury stock	(91,874)	(83,884)	(74,826)	(74,826)	(74,687)
Total shareholders' equity	3,284,630	3,253,195	3,197,400	3,119,070	3,073,376
Total liabilities and shareholders' equity	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470

Other Data
Earning assets	$ 23,610,334	$ 23,925,146	$ 22,826,812	$ 21,612,741	$ 21,291,318
Intangible assets	1,112,446	1,117,134	1,121,840	1,133,974	1,138,669
Interest-bearing liabilities	15,402,536	15,129,709	13,537,217	11,977,206	11,975,923
Average assets	25,631,846	25,115,927	24,354,979	23,598,465	23,405,201
Average common shareholders' equity	3,293,049	3,250,289	3,168,320	3,123,718	3,043,280

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Allowance for Credit Losses
Balance at beginning of period	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 203,615	$ 258,163	$ 200,981

Adoption of ASU 2022-02	—	(1,711)	—	—	—	(1,711)	—

Provision for loan losses	43,643	49,376	24,648	17,469	13,227	93,019	10,493
Provision for unfunded commitments	1,873	346	8,246	192	1,779	2,219	10,788
Provision for other credit losses	—	7	(4)	(9)	(82)	7	(126)
Provision for credit losses	45,516	49,729	32,890	17,652	14,924	95,245	21,155

Charge-offs	20,670	14,956	8,371	9,272	6,853	35,626	15,432
Recoveries	6,440	4,272	4,509	4,052	5,017	10,712	9,999
Net charge-offs (recoveries)	14,230	10,684	3,862	5,220	1,836	24,914	5,433

Ending balance	$ 326,783	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 326,783	$ 216,703

Allowance for loan losses	$ 272,071	$ 242,658	$ 205,677	$ 184,891	$ 172,642	$ 272,071	$ 172,642
Allowance for unfunded commitments	54,630	52,757	52,411	44,165	43,973	54,630	43,973
Allowance for other credit losses	82	82	75	79	88	82	88
Total allowance for credit losses	$ 326,783	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 326,783	$ 216,703

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 13,316	$ 12,233	$ 5,108	$ 4,722	$ 4,391	$ 25,549	$ 8,805
Consumer	2,052	1,140	1,136	1,228	1,137	3,192	2,562
Indirect automobile	65	34	86	50	41	99	129
Premium Finance	1,848	1,421	1,812	1,205	1,066	3,269	2,435
Real estate - construction and development	—	—	27	—	—	—	—
Real estate - commercial and farmland	3,320	—	196	2,014	81	3,320	1,364
Real estate - residential	69	128	6	53	137	197	137
Total charge-offs	20,670	14,956	8,371	9,272	6,853	35,626	15,432
Recoveries
Commercial, financial and agricultural	3,545	2,043	2,072	2,201	2,785	5,588	5,681
Consumer	194	297	217	277	230	491	388
Indirect automobile	225	216	229	276	265	441	540
Premium Finance	1,680	1,382	1,682	1,023	1,113	3,062	2,360
Real estate - construction and development	472	100	223	96	355	572	573
Real estate - commercial and farmland	61	44	48	96	44	105	81
Real estate - residential	263	190	38	83	225	453	376
Total recoveries	6,440	4,272	4,509	4,052	5,017	10,712	9,999
Net charge-offs (recoveries)	$ 14,230	$ 10,684	$ 3,862	$ 5,220	$ 1,836	$ 24,914	$ 5,433

Non-Performing Assets
Nonaccrual portfolio loans	$ 57,025	$ 68,028	$ 65,221	$ 64,055	$ 72,352	$ 57,025	$ 72,352
Other real estate owned	6,170	1,502	843	843	835	6,170	835
Repossessed assets	9	25	28	60	122	9	122
Accruing loans delinquent 90 days or more	13,424	15,792	17,865	12,378	8,542	13,424	8,542
Non-performing portfolio assets	$ 76,628	$ 85,347	$ 83,957	$ 77,336	$ 81,851	$ 76,628	$ 81,851
Serviced GNMA-guaranteed mortgage nonaccrual loans	69,655	74,999	69,587	54,621	50,560	69,655	50,560
Total non-performing assets	$ 146,283	$ 160,346	$ 153,544	$ 131,957	$ 132,411	$ 146,283	$ 132,411

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.30%	0.33%	0.34%	0.32%	0.35%	0.30%	0.35%
Total non-performing assets as a percent of total assets	0.57%	0.61%	0.61%	0.55%	0.56%	0.57%	0.56%
Net charge-offs as a percent of average loans (annualized)	0.28%	0.22%	0.08%	0.11%	0.04%	0.25%	0.07%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2023	2023	2022	2022	2022
Loans by Type
Commercial, financial and agricultural	$ 2,718,831	$ 2,722,180	$ 2,679,403	$ 2,245,287	$ 2,022,845
Consumer	307,486	349,775	384,037	162,345	167,237
Indirect automobile	63,231	83,466	108,648	137,183	172,245
Mortgage warehouse	1,147,413	958,418	1,038,924	980,342	949,191
Municipal	510,410	505,515	509,151	516,797	529,268
Premium Finance	988,731	947,257	1,023,479	1,062,724	942,357
Real estate - construction and development	2,217,744	2,144,605	2,086,438	2,009,726	1,747,284
Real estate - commercial and farmland	7,815,779	7,721,732	7,604,868	7,516,309	7,156,017
Real estate - residential	4,702,134	4,564,923	4,420,305	4,176,143	3,874,578
Total loans	$ 20,471,759	$ 19,997,871	$ 19,855,253	$ 18,806,856	$ 17,561,022

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 20,114,816	$ 19,654,232	$ 19,513,726	$ 18,483,046	$ 17,296,520
Grade 6 - Other assets especially mentioned	171,035	116,345	104,614	110,408	68,444
Grade 7 - Substandard	185,908	227,294	236,913	213,402	196,058
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$ 20,471,759	$ 19,997,871	$ 19,855,253	$ 18,806,856	$ 17,561,022

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Earning Assets
Federal funds sold	$ —	$ —	$ 924	$ 5,000	$ 17,692	$ —	$ 18,840
Interest-bearing deposits in banks	998,609	859,614	1,009,935	1,394,529	2,209,761	929,496	2,798,231
Debt securities - taxable	1,582,076	1,586,404	1,451,861	1,242,811	932,824	1,584,228	779,016
Debt securities - nontaxable	42,580	43,052	44,320	45,730	39,236	42,814	34,446
Other investments	117,020	131,044	83,730	51,209	49,550	123,994	48,716
Loans held for sale	577,606	490,295	371,952	471,070	944,964	534,192	1,020,611
Loans	20,164,938	19,820,749	19,212,560	18,146,083	16,861,674	19,993,794	16,344,409
Total Earning Assets	$ 23,482,829	$ 22,931,158	$ 22,175,282	$ 21,356,432	$ 21,055,701	$ 23,208,518	$ 21,044,269

Deposits
Noninterest-bearing deposits	$ 6,729,789	$ 7,136,373	$ 8,138,887	$ 8,259,625	$ 7,955,765	$ 6,931,852	$ 7,807,929
NOW accounts	3,949,850	4,145,991	3,621,454	3,701,045	3,695,490	4,047,484	3,690,161
MMDA	5,002,590	4,994,195	5,161,047	5,026,815	5,087,199	4,998,417	5,163,636
Savings accounts	1,009,749	1,005,614	1,010,966	1,030,298	1,007,340	1,007,693	990,625
Retail CDs	2,024,014	1,612,325	1,450,037	1,506,761	1,693,740	1,819,307	1,733,656
Brokered CDs	1,393,206	125,133	—	—	—	762,672	—
Total Deposits	20,109,198	19,019,631	19,382,391	19,524,544	19,439,534	19,567,425	19,386,007
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	1	92	1,854	—	2,931
FHLB advances	1,408,855	1,968,811	918,228	94,357	48,746	1,687,286	48,766
Other borrowings	316,626	361,445	377,056	376,942	376,829	338,912	410,058
Subordinated deferrable interest debentures	129,056	128,557	128,060	127,560	127,063	128,808	126,814
Total Non-Deposit Funding	1,854,537	2,458,813	1,423,345	598,951	554,492	2,155,006	588,569
Total Funding	$ 21,963,735	$ 21,478,444	$ 20,805,736	$ 20,123,495	$ 19,994,026	$ 21,722,431	$ 19,974,576

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Interest Income
Federal funds sold	$ —	$ —	$ 8	$ 27	$ 32	$ —	$ 42
Interest-bearing deposits in banks	13,686	9,113	9,984	7,188	4,463	22,799	5,836
Debt securities - taxable	15,915	14,300	13,029	10,324	7,064	30,215	11,303
Debt securities - nontaxable (TE)	430	429	454	459	341	859	576
Loans held for sale	8,398	7,007	5,519	6,012	10,036	15,405	18,168
Loans (TE)	284,471	265,802	245,603	211,223	181,602	550,273	352,000
Total Earning Assets	$ 322,900	$ 296,651	$ 274,597	$ 235,233	$ 203,538	$ 619,551	$ 387,925

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 18,003	$ 15,033	$ 8,564	$ 3,733	$ 1,246	$ 33,036	$ 2,070
MMDA	35,224	27,809	20,683	8,613	2,204	63,033	3,847
Savings accounts	2,296	1,288	654	360	140	3,584	273
Retail CDs	14,751	7,629	3,170	1,328	1,318	22,380	2,810
Brokered CDs	17,813	1,423	—	—	—	19,236	—
Total Interest-Bearing Deposits	88,087	53,182	33,071	14,034	4,908	141,269	9,000
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	1	—	4
FHLB advances	17,222	22,448	8,801	527	192	39,670	382
Other borrowings	3,902	5,349	4,953	4,655	4,437	9,251	9,601
Subordinated deferrable interest debentures	3,201	3,085	2,680	2,105	1,666	6,286	3,047
Total Non-Deposit Funding	24,325	30,882	16,434	7,287	6,296	55,207	13,034
Total Interest-Bearing Funding	$ 112,412	$ 84,064	$ 49,505	$ 21,321	$ 11,204	$ 196,476	$ 22,034

Net Interest Income (TE)	$ 210,488	$ 212,587	$ 225,092	$ 213,912	$ 192,334	$ 423,075	$ 365,891

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2023	2023	2022	2022	2022	2023	2022
Earning Assets
Federal funds sold	— %	— %	3.43%	2.14%	0.73%	— %	0.45%
Interest-bearing deposits in banks	5.50%	4.30%	3.92%	2.04%	0.81%	4.95%	0.42%
Debt securities - taxable	4.03%	3.66%	3.56%	3.30%	3.04%	3.85%	2.93%
Debt securities - nontaxable (TE)	4.05%	4.04%	4.06%	3.98%	3.49%	4.05%	3.37%
Loans held for sale	5.83%	5.80%	5.89%	5.06%	4.26%	5.82%	3.59%
Loans (TE)	5.66%	5.44%	5.07%	4.62%	4.32%	5.55%	4.34%
Total Earning Assets	5.52%	5.25%	4.91%	4.37%	3.88%	5.38%	3.72%

Interest-Bearing Deposits
NOW accounts	1.83%	1.47%	0.94%	0.40%	0.14%	1.65%	0.11%
MMDA	2.82%	2.26%	1.59%	0.68%	0.17%	2.54%	0.15%
Savings accounts	0.91%	0.52%	0.26%	0.14%	0.06%	0.72%	0.06%
Retail CDs	2.92%	1.92%	0.87%	0.35%	0.31%	2.48%	0.33%
Brokered CDs	5.13%	4.61%	— %	— %	— %	5.09%	— %
Total Interest-Bearing Deposits	2.64%	1.82%	1.17%	0.49%	0.17%	2.25%	0.16%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	— %	— %	— %	— %	0.22%	— %	0.28%
FHLB advances	4.90%	4.62%	3.80%	2.22%	1.58%	4.74%	1.58%
Other borrowings	4.94%	6.00%	5.21%	4.90%	4.72%	5.50%	4.72%
Subordinated deferrable interest debentures	9.95%	9.73%	8.30%	6.55%	5.26%	9.84%	4.85%
Total Non-Deposit Funding	5.26%	5.09%	4.58%	4.83%	4.55%	5.17%	4.47%
Total Interest-Bearing Liabilities	2.96%	2.38%	1.55%	0.71%	0.37%	2.68%	0.37%

Net Interest Spread	2.56%	2.87%	3.36%	3.66%	3.51%	2.70%	3.35%

Net Interest Margin(2)	3.60%	3.76%	4.03%	3.97%	3.66%	3.68%	3.51%

Total Cost of Funds(3)	2.05%	1.59%	0.94%	0.42%	0.22%	1.82%	0.22%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
Net income available to common shareholders	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 123,056	$ 171,764

Adjustment items:
Merger and conversion charges	—	—	235	—	—	—	977
(Gain) loss on sale of MSR	—	—	(1,672)	316	—	—
Servicing right impairment (recovery)	—	—	—	(1,332)	(10,838)	—	(20,492)
Gain on BOLI proceeds	—	(486)	—	(55)	—	(486)	—
Natural disaster and pandemic charges	—	—	—	151	—	—	—
(Gain) loss on bank premises	—	—	—	—	(39)	—	(45)
Tax effect of adjustment items (Note 1)	—	—	302	182	2,284	—	4,308
After tax adjustment items	—	(486)	(1,135)	(738)	(8,593)	(486)	(15,252)
Adjusted net income	$ 62,635	$ 59,935	$ 81,086	$ 91,817	$ 81,473	$ 122,570	$ 156,512

Weighted average number of shares - diluted	69,034,763	69,322,664	69,395,224	69,327,414	69,316,258	69,191,512	69,484,508
Net income per diluted share	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 1.30	$ 1.78	$ 2.47
Adjusted net income per diluted share	$ 0.91	$ 0.86	$ 1.17	$ 1.32	$ 1.18	$ 1.77	$ 2.25

Average assets	$ 25,631,846	$ 25,115,927	$ 24,354,979	$ 23,598,465	$ 23,405,201	$ 25,375,312	$ 23,340,785
Return on average assets	0.98%	0.98%	1.34%	1.56%	1.54%	0.98%	1.48%
Adjusted return on average assets	0.98%	0.97%	1.32%	1.54%	1.40%	0.97%	1.35%

Average common equity	$ 3,293,049	$ 3,250,289	$ 3,168,320	$ 3,123,718	$ 3,043,280	$ 3,271,787	$ 3,019,100
Average tangible common equity	$ 2,178,323	$ 2,130,856	$ 2,039,094	$ 1,987,385	$ 1,902,265	$ 2,154,720	$ 1,880,112
Return on average common equity	7.63%	7.54%	10.30%	11.76%	11.87%	7.58%	11.47%
Adjusted return on average tangible common equity	11.53%	11.41%	15.78%	18.33%	17.18%	11.47%	16.79%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for the six months ended June 2022 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Adjusted Noninterest Expense
Total noninterest expense	$ 148,403	$ 139,421	$ 135,061	$ 139,578	$ 142,196	$ 287,824	$ 286,016
Adjustment items:
Merger and conversion charges	—	—	(235)	—	—	—	(977)
Natural disaster and pandemic charges	—	—	—	(151)	—	—	—
Gain (loss) on bank premises	—	—	—	—	39	—	45
Adjusted noninterest expense	$ 148,403	$ 139,421	$ 134,826	$ 139,427	$ 142,235	$ 287,824	$ 285,084

Total Revenue
Net interest income	$ 209,540	$ 211,652	$ 224,137	$ 212,981	$ 191,364	$ 421,192	$ 363,908
Noninterest income	67,349	56,050	48,348	65,324	83,841	123,399	170,752
Total revenue	$ 276,889	$ 267,702	$ 272,485	$ 278,305	$ 275,205	$ 544,591	$ 534,660

Adjusted Total Revenue
Net interest income (TE)	$ 210,488	$ 212,587	$ 225,092	$ 213,912	$ 192,334	$ 423,075	$ 365,891
Noninterest income	67,349	56,050	48,348	65,324	83,841	123,399	170,752
Total revenue (TE)	277,837	268,637	273,440	279,236	276,175	546,474	536,643
Adjustment items:
(Gain) loss on securities	6	(6)	(3)	21	(248)	—	(221)
(Gain) loss on sale of MSR	—	—	(1,672)	316	—	—	—
Gain on BOLI proceeds	—	(486)	—	(55)	—	(486)	—
Servicing right impairment (recovery)	—	—	—	(1,332)	(10,838)	—	(20,492)
Adjusted total revenue (TE)	$ 277,843	$ 268,145	$ 271,765	$ 278,186	$ 265,089	$ 545,988	$ 515,930

Efficiency ratio	53.60%	52.08%	49.57%	50.15%	51.67%	52.85%	53.49%
Adjusted efficiency ratio (TE)	53.41%	51.99%	49.61%	50.12%	53.66%	52.72%	55.26%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
Total shareholders' equity	$ 3,284,630	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,284,630	$ 3,073,376
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,015,646	1,023,056
Other intangibles, net	96,800	101,488	106,194	110,903	115,613	96,800	115,613
Total tangible shareholders' equity	$ 2,172,184	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 2,172,184	$ 1,934,707

Period end number of shares	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,139,783	69,360,461
Book value per share (period end)	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 47.51	$ 44.31
Tangible book value per share (period end)	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 31.42	$ 27.89

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
Total shareholders' equity	$ 3,284,630	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,284,630	$ 3,073,376
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,015,646	1,023,056
Other intangibles, net	96,800	101,488	106,194	110,903	115,613	96,800	115,613
Total tangible shareholders' equity	$ 2,172,184	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 2,172,184	$ 1,934,707

Total assets	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 25,800,618	$ 23,687,470
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,015,646	1,023,056
Other intangibles, net	96,800	101,488	106,194	110,903	115,613	96,800	115,613
Total tangible assets	$ 24,688,172	$ 24,971,250	$ 23,931,446	$ 22,679,683	$ 22,548,801	$ 24,688,172	$ 22,548,801

Equity to Assets	12.73%	12.47%	12.76%	13.10%	12.97%	12.73%	12.97%
Tangible Common Equity to Tangible Assets	8.80%	8.55%	8.67%	8.75%	8.58%	8.80%	8.58%

PPNR ROA	Table 9E
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2023	2023	2022	2022	2022	2023	2022
Net income	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 123,056	$ 171,764
Plus:
Income taxes	20,335	18,131	22,313	28,520	28,019	38,466	55,725
Provision for credit losses	45,516	49,729	32,890	17,652	14,924	95,245	21,155
PPNR	$ 128,486	$ 128,281	$ 137,424	$ 138,727	$ 133,009	$ 256,767	$ 248,644

Average Assets	$ 25,631,846	$ 25,115,927	$ 24,354,979	$ 23,598,465	$ 23,405,201	$ 25,375,312	$ 23,340,785

Return on Average Assets (ROA)	0.98%	0.98%	1.34%	1.56%	1.54%	0.98%	1.48%
PPNR ROA	2.01%	2.07%	2.24%	2.33%	2.28%	2.04%	2.15%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Banking Division
Net interest income	$ 171,441	$ 175,328	$ 185,909	$ 174,507	$ 152,122	$ 346,769	$ 285,867
Provision for credit losses	40,831	47,140	35,946	10,551	10,175	87,971	15,401
Noninterest income	24,652	23,898	23,448	23,269	23,469	48,550	44,833
Noninterest expense
Salaries and employee benefits	55,196	56,442	52,296	48,599	46,733	111,638	95,928
Occupancy and equipment expenses	11,175	11,606	11,482	11,357	11,168	22,781	22,242
Data processing and telecommunications expenses	11,898	11,797	11,085	10,779	10,863	23,695	22,093
Other noninterest expenses	27,643	19,023	21,811	22,974	21,123	46,666	41,168
Total noninterest expense	105,912	98,868	96,674	93,709	89,887	204,780	181,431
Income before income tax expense	49,350	53,218	76,737	93,516	75,529	102,568	133,868
Income tax expense	13,312	12,848	16,545	22,706	19,120	26,160	36,116
Net income	$ 36,038	$ 40,370	$ 60,192	$ 70,810	$ 56,409	$ 76,408	$ 97,752

Retail Mortgage Division
Net interest income	$ 21,417	$ 20,027	$ 19,837	$ 19,283	$ 20,779	$ 41,444	$ 40,074
Provision for credit losses	3,278	2,853	(2,778)	9,043	4,499	6,131	6,086
Noninterest income	39,808	31,058	24,011	38,584	57,795	70,866	119,444
Noninterest expense
Salaries and employee benefits	21,930	20,160	19,164	25,813	31,219	42,090	62,833
Occupancy and equipment expenses	1,224	1,283	1,242	1,460	1,406	2,507	2,877
Data processing and telecommunications expenses	1,397	1,069	1,203	1,082	1,123	2,466	2,295
Other noninterest expenses	11,859	11,747	11,126	11,641	12,812	23,606	25,457
Total noninterest expense	36,410	34,259	32,735	39,996	46,560	70,669	93,462
Income before income tax expense	21,537	13,973	13,891	8,828	27,515	35,510	59,970
Income tax expense	4,523	2,934	2,916	1,854	5,779	7,457	12,594
Net income	$ 17,014	$ 11,039	$ 10,975	$ 6,974	$ 21,736	$ 28,053	$ 47,376

Warehouse Lending Division
Net interest income	$ 6,166	$ 5,700	$ 6,601	$ 6,979	$ 6,700	$ 11,866	$ 13,147
Provision for credit losses	411	(194)	117	(1,836)	867	217	645
Noninterest income	1,404	480	579	1,516	1,041	1,884	2,442
Noninterest expense
Salaries and employee benefits	772	802	427	1,055	208	1,574	491
Occupancy and equipment expenses	—	1	1	1	1	1	2
Data processing and telecommunications expenses	44	46	49	43	48	90	95
Other noninterest expenses	223	202	191	209	212	425	430
Total noninterest expense	1,039	1,051	668	1,308	469	2,090	1,018
Income before income tax expense	6,120	5,323	6,395	9,023	6,405	11,443	13,926
Income tax expense	1,285	1,118	1,342	1,895	1,346	2,403	2,925
Net income	$ 4,835	$ 4,205	$ 5,053	$ 7,128	$ 5,059	$ 9,040	$ 11,001

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
SBA Division
Net interest income	$ 2,331	$ 1,957	$ 2,491	$ 2,424	$ 3,798	$ 4,288	$ 9,809
Provision for credit losses	424	(104)	265	52	(523)	320	(666)
Noninterest income	1,476	605	302	1,946	1,526	2,081	4,017
Noninterest expense
Salaries and employee benefits	1,316	1,309	1,306	1,412	1,316	2,625	2,587
Occupancy and equipment expenses	40	37	98	82	81	77	180
Data processing and telecommunications expenses	46	37	30	29	29	83	57
Other noninterest expenses	333	422	368	100	539	755	919
Total noninterest expense	1,735	1,805	1,802	1,623	1,965	3,540	3,743
Income before income tax expense	1,648	861	726	2,695	3,882	2,509	10,749
Income tax expense	346	181	153	566	815	527	2,257
Net income	$ 1,302	$ 680	$ 573	$ 2,129	$ 3,067	$ 1,982	$ 8,492

Premium Finance Division
Net interest income	$ 8,185	$ 8,640	$ 9,299	$ 9,788	$ 7,965	$ 16,825	$ 15,011
Provision for credit losses	572	34	(660)	(158)	(94)	606	(311)
Noninterest income	9	9	8	9	10	18	16
Noninterest expense
Salaries and employee benefits	2,122	2,197	2,003	1,818	2,069	4,319	3,987
Occupancy and equipment expenses	83	59	82	83	90	142	172
Data processing and telecommunications expenses	66	85	119	82	92	151	187
Other noninterest expenses	1,036	1,097	978	959	1,064	2,133	2,016
Total noninterest expense	3,307	3,438	3,182	2,942	3,315	6,745	6,362
Income before income tax expense	4,315	5,177	6,785	7,013	4,754	9,492	8,976
Income tax expense	869	1,050	1,357	1,499	959	1,919	1,833
Net income	$ 3,446	$ 4,127	$ 5,428	$ 5,514	$ 3,795	$ 7,573	$ 7,143

Total Consolidated
Net interest income	$ 209,540	$ 211,652	$ 224,137	$ 212,981	$ 191,364	$ 421,192	$ 363,908
Provision for credit losses	45,516	49,729	32,890	17,652	14,924	95,245	21,155
Noninterest income	67,349	56,050	48,348	65,324	83,841	123,399	170,752
Noninterest expense
Salaries and employee benefits	81,336	80,910	75,196	78,697	81,545	162,246	165,826
Occupancy and equipment expenses	12,522	12,986	12,905	12,983	12,746	25,508	25,473
Data processing and telecommunications expenses	13,451	13,034	12,486	12,015	12,155	26,485	24,727
Other noninterest expenses	41,094	32,491	34,474	35,883	35,750	73,585	69,990
Total noninterest expense	148,403	139,421	135,061	139,578	142,196	287,824	286,016
Income before income tax expense	82,970	78,552	104,534	121,075	118,085	161,522	227,489
Income tax expense	20,335	18,131	22,313	28,520	28,019	38,466	55,725
Net income	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 90,066	$ 123,056	$ 171,764

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514